UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio		44026
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed in Fairmount Santrol Holdings Inc.’s (the “Company’s”) Quarterly Report on Form 10-Q for the period ended September 30, 2016, the Company evaluated the reporting of its segments, Proppant Solutions and Industrial & Recreational Products. Previously, the segment results were reported based on segment contribution margin. Segment contribution margin included selling, general, and administrative expenses directly allocable to an operating segment and excluded certain corporate costs not associated with the operations of the segment. These corporate costs were separately stated, and included costs related to functional areas such as operations management, corporate purchasing, accounting, treasury, information technology, legal and human resources. After evaluation of the Company’s comparability to industry peers and practices, the Company’s CEO, who is the chief operating decision maker, changed the method to evaluate the Company’s operating segments’ performance based on segment gross margin. Segment gross margin does not include any selling, general, and administrative costs or corporate costs. The change to using segment gross margin results in an increase in segment profitability compared to segment contribution margin as allocable selling, general, and administrative costs were charged against segment contribution margin. This change was effective beginning the three months ended September 30, 2016.

For comparability purposes, the following is a reconciliation of previously reported segment contribution margin to segment gross margin for the periods presented. The Company has evaluated its Management Discussion and Analysis for these previous periods and determined that the explanations provided for the material variances of segment results are not impacted by the change of the measurement from segment contribution margin to segment gross margin.

Fairmount Santrol

Segment Reports

(unaudited)

	Three Months Ended							Year Ended December 31,
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	2015	2014	2013
	(in thousands, except volume amounts)							(in thousands, except volume amounts)
Volume (tons)
Proppant Solutions
Raw sand	1,487,414	1,387,203	1,309,428	1,253,257	1,413,248	1,230,077	1,657,799	5,437,302	5,713,374	4,088,136
Coated proppant	290,568	206,572	154,902	114,414	112,704	59,826	96,532	766,456	1,475,095	1,028,567

Total Proppant Solutions	1,777,982	1,593,775	1,464,330	1,367,671	1,525,952	1,289,903	1,754,331	6,203,758	7,188,469	5,116,703
Industrial & Recreational Products	534,021	641,482	569,971	555,495	587,178	661,244	668,333	2,300,969	2,425,756	2,461,750

Total volumes	2,312,003	2,235,257	2,034,301	1,923,166	2,113,130	1,951,147	2,422,664	8,504,727	9,614,225	7,578,453

Revenues
Proppant Solutions	$272,869	$188,150	$141,584	$107,480	$117,463	$82,102	$103,140	$710,083	$1,232,232	$856,212
Industrial & Recreational Products	28,621	33,173	29,366	27,466	27,995	32,147	31,635	118,626	124,226	132,174

Total revenues	301,490	221,323	170,950	134,946	145,458	114,249	134,775	828,709	1,356,458	988,386
Segment Gross Profit
Proppant Solutions	90,110	43,594	26,788	14,734	16,592	(13,529)	6,356	175,226	463,426	317,117
Industrial & Recreational Products	8,832	12,599	12,483	10,724	10,402	13,649	13,546	44,638	41,578	43,427

Total gross profit	98,942	56,193	39,271	25,458	26,994	120	19,902	219,864	505,004	360,544
Segment Allocated Selling, General and Administrative Expenses
Proppant Solutions	6,291	8,178	7,849	82,098	3,984	60,869	6,356	104,416	32,647	20,797
Industrial & Recreational Products	1,756	13,493	3,285	855	1,556	1,643	13,546	19,389	7,105	8,662

Total segment expenses	8,047	21,671	11,134	82,953	5,540	62,512	19,902	123,805	39,752	29,459
Segment Contribution Margin as reported
Proppant Solutions	83,819	35,416	18,939	(67,364)	12,608	(74,398)	—	70,810	430,779	296,320
Industrial & Recreational Products	7,076	(894)	9,198	9,869	8,846	12,006	—	25,249	34,473	34,765

Total segment contribution margin	90,895	34,522	28,137	(57,495)	21,454	(62,392)	—	96,059	465,252	331,085

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairmount Santrol Holdings Inc. (Registrant)

Date: December 1, 2016	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President and Chief Financial Officer